Exhibit 10.10

STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

This Stock Subscription and Purchase Agreement (this “Agreement”) is made and entered into May             , 2012 by and between Republic Financial Indemnity Group, Inc., a Delaware corporation (“Seller”), and             , an individual resident in             ,             (“Purchaser”).

RECITALS

WHEREAS, Seller is a wholly-owned subsidiary of Old Republic International Corporation (“Parent”); and

WHEREAS, Seller desires to sell, and Purchaser desires to subscribe for and purchase from Seller newly issued shares of Seller’s $0.01 par value Common Stock (“Shares”) in the amount and for the consideration and on the terms and conditions herein set forth; and

WHEREAS, Parent has agreed to allow Seller to sell such Shares; and

WHEREAS, the Seller and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Act.

NOW THEREFORE, in consideration of the premises and the mutual representations, warrants, covenants and undertakings set forth herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

1. Subscription, Purchase and Sale.

1.1. Purchaser hereby subscribes for and agrees to purchase, and Seller hereby agrees to sell and issue to Purchaser a total of             Shares of Seller’s $0.01 par value Common Stock.

1.2. The per Share closing purchase price is $0.12 (“Closing Purchase Price”). Subject to the conditions set forth in Section 1.5 below, the Closing Purchase Price shall be subject to post-closing adjustment in the manner and at the time or times therein set forth, and the result of such adjustment shall be the final purchase price (“Final Adjusted Price”).

1.3. The purchase and sale (the “Closing”) provided for in this Agreement shall take place at the offices of Seller at 307 North Michigan Avenue, Chicago, Illinois, on May 18, 2012, or at such other place and time as the parties may agree. Subject to the provisions of Section 1.6, failure to consummate the Closing on the date specified shall not result in a termination of this Agreement nor release either party from any obligations under this Agreement.

1.4. At the Closing, Purchaser shall deliver to Seller Purchaser’s check for a non-refundable $            , being ten percent (10%) of the purchased Shares, times the per Share Closing Purchase Price, together with a Promissory Note in the form attached hereto (“Note”) for the other ninety percent (90%) of the purchased Shares, and a fully executed Stock Pledge Agreement in the form attached hereto.

1.5. The price for the balance of the purchased Shares shall be the Closing Purchase Price adjusted and payable according to one of the two options set forth below, at the Purchaser’s election, provided that both of the following conditions have been met:

(a) Parent has disposed of at least ninety percent (90%) of the Shares it now owns through a sale or spin-off of such shares within ninety (90) days commencing from the date of this Agreement; and

(b) A trading market in the Shares has developed on the NASDAQ system within the ninety (90) day period immediately following Parent’s disposition of the Shares.

If either of the foregoing conditions has not been met within the times specified, the Closing Purchase Price shall not be adjusted and shall become the Final Adjusted price for the remaining ninety percent (90%) of the purchased Shares and shall be due and payable at the end of such 90-day period.

Payment Option One. The Closing Purchase Price shall be adjusted in accordance with the adjustment metrics specified in Schedule A and the example in Schedule A-1 attached hereto and incorporated herein by reference, to reflect the difference, if any, between: (x) the average of the high and low quoted per Share trading prices for trades occurring during the 90-day period immediately following Parent’s disposition of such Shares and (y) the per Share Closing Purchase Price. Seller shall promptly determine how much of an adjustment is required, if any, and notify Purchaser in writing showing the calculation of the amount of the adjustment and the Final Adjusted Price. If the calculation indicates a reduction to the Closing Purchase Price, Seller shall either credit the amount of such adjustment to the balance due from Purchaser under the Note, or if no balance is owing, shall promptly refund the indicated difference to Purchaser in cash. If the calculation indicates an increase to the Closing Purchase Price, the Purchaser’s Note shall automatically be amended to reflect the Final Adjusted Price. If there is no difference between the 90-day trading price and the per Share Closing Purchase Price, then the Closing Purchase Price shall become the Final Adjusted Price.

Payment of the Final Adjusted Price, less the ten percent (10%) prior partial payment referred to in Section 1.4(a) above, shall be due and payable on or before the one hundred eightieth (180th) calendar day immediately following the date of this Agreement. If such day is not a regular business day, then payment shall be due and payable on the first regular business day thereafter. Purchaser may pay for the balance of the Final Adjusted Price either: (a) by delivering to Seller a check or wire transfer of funds, as specified in Section 1.2 of the Note; (b) by transferring to Seller all of Purchaser’s right, title and interest to and in a sufficient number of Shares, valued at the Final Adjusted Price, to equal the full balance of the Note, as amended; or, (c) by a combination of (a) and (b) equaling the full balance of the Note, as amended.

Payment Option Two. If the Shares become registered under federal and applicable state securities laws within the 90-day trading period specified in condition (b) above, Purchaser may elect to sell a portion of the Shares on the following terms and conditions:

(i)	Purchaser must notify Seller of his/her election within the 90-day period;

(ii)	The election will apply to forty percent (40%) of the Shares not yet paid for;

(iii)	All forty percent must be sold within the 90-day period, though not necessarily in a single transaction;

(iv)	Purchaser must report the sale to seller within three (3) business days of its completion; and

(v)	One hundred percent (100%) of the sale proceeds must be applied by Purchaser to the payment of the Note, unless the proceeds exceed the amount of the Note, in which case Purchaser may retain the excess.

Upon receipt of notification of the election to sell, Seller shall release forty percent (40%) of the Purchaser’s Shares from the Pledge Agreement and deliver to Purchaser a stock certificate for such Shares. The Closing Purchase Price for the remaining fifty percent (50%) of the Purchaser’s Shares shall be adjusted in the manner specified for Payment Option One above, but shall be based upon the average of the high and low quoted per Share trading prices for trades occurring during the 180-day period following Parent’s disposition referenced in condition (a) above, and payment of the adjusted principal amount of the Note shall be due within thirty (30) days thereafter. If Purchaser fails to sell the forty percent (40%) within the 90-day trading period, the Final Adjusted Price for all ninety percent (90%) of the purchased Shares shall be determined under Payment Option One, above.

1.6. Upon its receipt of payment of the full balance of the Note, as amended, Seller shall promptly deliver to Purchaser a stock certificate for the balance of the Shares purchased, together with the Purchaser’s Note and Stock Pledge Agreement marked “Cancelled”. If Purchaser fails to pay the full balance of the Note, as amended, he/she shall be entitled to and shall receive a stock certificate for the ten percent (10%) of the number of Shares purchased under Section 1.1 of this Agreement and shall be deemed to have forfeited all right, title and interest to and in the ninety percent (90%) balance of the Shares.

2. Purchaser’s Representations and Warranties.

Purchaser represents, warrants, acknowledges, and agrees that:

2.1. Purchaser understands that the Shares have not been registered under the Act, or the applicable state securities laws, and are being offered and sold in reliance upon exemptions provided in the Act and rules and regulations promulgated thereunder, and the applicable state securities laws and rules and regulations, and makes the representations, declarations, and warranties in this Agreement with the intent that the same may be relied upon by Seller in complying with such exemptions.

2.2. Purchaser has not been offered the Shares by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.3. Purchaser has had access during the course of this transaction and prior to sale of the Shares to all information necessary to enable Purchaser to evaluate the merits and risks of a prospective investment in Seller, and Purchaser has had the opportunity to ask questions of and receive answers from the officers and directors of Seller, or a person or persons acting on its behalf, concerning the terms and conditions of this Agreement and to obtain any additional information, to the extent that Seller possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in and incorporated in this Agreement or to which Purchaser has had access; and all of Purchaser’s questions have been answered to its full satisfaction.

2.4. Purchaser: (i) is acquiring the Shares for Purchaser’s own account for investment only and not with a view to the distribution, resale, or transfer thereof, and as the sole record and beneficial holder thereof; (ii) is acquiring such Shares without any intention of reselling or distributing such Shares except in accordance with the provisions of the Act and rules and regulations promulgated thereunder and applicable state securities laws and regulations; and (iii) agrees that the Shares shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration by Purchaser except subject to the terms of this Agreement and in compliance with the Act and any applicable securities laws and regulations.

2.5. Purchaser understands and agrees that: (i) the effect of the foregoing subparagraph 2.4 is that Purchaser shall be restricted from selling or otherwise transferring or disposing of any of the Shares subscribed until the Shares have been registered pursuant to a registration statement to be filed by Seller and rendered effective under the Act and applicable state securities laws. Purchaser understands that until the Shares have been registered under the Act and applicable state securities laws, the certificates representing the Shares will bear a legend stating that the securities have not been registered under the Act and applicable state securities laws, and setting forth certain restrictions on transferability and sale of the securities.

2.6. Purchaser understands that the Shares subscribed for herein are a speculative investment involving a high degree of financial risk, and there is no assurance of any economic, income, or tax benefit from such investment.

2.7. Purchaser acknowledges that his/her purchase of the Shares hereunder is not meant to be, and shall not be considered as an inducement to, or in consideration of employment or any other position with Seller or any of its subsidiaries, nor as a guaranty of future or continued employment or any other position with Seller or any of its subsidiaries.

3. Seller’s Representations and Warranties.

Seller represents, warrants, acknowledges, and agrees that:

3.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carryon its business as now conducted and as presently proposed to be conducted, to execute this Agreement, to issue the Shares, and to carry out the provisions of this Agreement.

3.2. All corporate action on the part of Seller, its officers and directors necessary for the authorization and execution of this Agreement and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the execution of this Agreement and, when executed and delivered, the Agreement constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.3. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.4. No consent, approval, qualification, order, or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of Seller in connection with Seller’s valid execution, delivery, or performance of this Agreement, the offer, sale, or issuance of the Shares by Seller, except (i) such filings as have been made prior to the issuance of the Shares, and (ii) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.5. Seller shall file a registration statement with the Securities and Exchange Commission and under applicable state securities laws which include the Shares under this Agreement, and shall make a good faith effort to secure approval of the registration statement within ninety (90) days from the date of this Agreement.

4. Indemnification of Purchaser. Seller shall defend, indemnify, and hold harmless Purchaser against any and all losses, damages, liabilities, costs, and expenses incurred by such persons or entities (including reasonable attorneys’ fees, reasonable costs of investigation, court costs, and arbitration fees and expenses) arising out of or in connection with the untruth, inaccuracy, or breach of any representation, warranty, or covenant of Seller contained in this Agreement.

5. Miscellaneous.

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

5.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterparts.

5.3. Sale or Transfer. The words “sale,” “sell,” “transfer,” and the like shall include any disposition by way of transfer including a pledge, with or without consideration, to any person for any purpose, but shall not include any redemption by Seller, private or public sale, or exchanges of securities, or any other similar transaction by Seller.

5.4. Severability. in case anyone or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal, or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal, and enforceable to the maximum extent permitted in such jurisdiction.

5.5. Entire Agreement and Amendment. This Agreement constitutes the entire agreement by and between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be modified, waived, or terminated in whole or in part (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as against Purchaser, only by Purchaser and (ii) as against Seller, only by Seller. Any amendment or waiver effected in accordance with clauses (i) and (ii) of this paragraph shall be binding upon Purchaser and Seller and each of their respective successors and assigns.

5.6. No Third Party Beneficiaries. There are no third-party beneficiaries of this Agreement. This Agreement is not intended to confer upon any non-party any rights or remedies whatsoever.

5.7. Further Action. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action necessary to effectuate the terms and purposes of this Agreement.

5.8. Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith, and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of             .

5.9. Notice. Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered personally against receipt or by prepaid, first-class certified mail to Purchaser or Seller at their present addresses set forth on the signature page hereto or to such other address as Purchaser or Seller shall have furnished to the party sending notice.

5.10. Survival. All representations and covenants herein shall survive the consummation of the transaction contemplated hereby and the delivery of the Shares hereunder.

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement on the date first above written.

PURCHASER:

Printed Name:

SELLER:

REPUBLIC FINANCIAL INDEMNITY GROUP, INC.

By:
Name:
Title:

Form of Promissory Note

PROMISSORY NOTE

$                    ,                     ,             , 2012

FOR VALUE RECEIVED,                     , a                     resident(“Maker”), promises to pay to Republic Financial Indemnity Group, Inc., a Delaware corporation (“Payee”), in the manner provided below, in lawful money of the United States of America, the principal sum of             , Dollars ($            ) which shall be subject to adjustment as herein provided.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Subscription and Purchase Agreement, dated                     , 2012, by and between Maker and Payee (the “Agreement”), and is subject to the terms and conditions of the Agreement, including in particular, but not limited to, Sections 1.2 through 1.6, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1. PAYMENTS

1.1 Principal. The principal amount of this Note shall be the Final Adjusted Price under the Agreement and shall be due and payable in full as and when specified in the Agreement.

1.2 Manner of Payment. Payment of this Note shall be made by certified or bank cashier’s check at Payee’s executive offices in Chicago, Illinois, or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. Alternatively, Maker may satisfy this Note, in whole or in part, by tendering to Payee a sufficient number of the Shares at their Final Adjusted Price to pay this Note, with any difference being paid by check or wire transfer as indicated above.

1.3 Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note.

2. DEFAULTS

2.1 Events of Default. The occurrence of anyone or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

(a) If Maker shall fail to pay this Note in full on its payment due date, and such failure continues for fifteen (15) days after Payee notifies Maker therein writing.

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against him/her in an involuntary case; (iii) make an assignment for the benefit of his/her creditors; or (iv) admit in writing his/her inability to pay his/her debts as they become due.

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against Maker in an involuntary case.

2.2 Notice by Maker. Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3 Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid adjusted principal balance of this Note, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

3. MISCELLANEOUS

3.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 5.9 of the Agreement.

3.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.4 Governing Law. This Note will be governed by the laws of the State of                     without regard to conflicts of laws principles.

3.5 Parties in Interest. This Note shall bind Maker and his/her successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker.

3.6 Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, each of the undersigned has signed this Promissory Note on the date first above written.

Maker:

Name:

Payee:

By:
Name:
Title:

Form of Pledge Agreement

STOCK PLEDGE AND SECURITY AGREEMENT

This Stock Pledge and Security Agreement (“Stock Pledge Agreement”) is entered into as of this             day of             , 2012, by and between Republic Financial Indemnity Group, Inc. (“Pledgee”), and                     , (“Pledgor”).

WITNESSETH:

WHEREAS, Pledgee and Pledgor, are simultaneously herewith entering into that certain Stock Subscription and Purchase Agreement of even date herewith (the “Stock Purchase Agreement”, with defined terms used but not otherwise defined herein being used with the same meanings as therein defined or as defined in the Promissory Note referred to therein);

WHEREAS, Pledgor has subscribed for and agreed to purchase             shares of Pledgee’s $0.01 par value voting common stock (the “Shares”); and

WHEREAS, as a condition to entering into the Stock Purchase Agreement and accepting the Promissory Note referred to therein, for ninety percent (90%) of the Shares, Pledgee requires Pledgor to pledge the Shares hereunder to secure the indebtedness of Pledgor to Pledgee thereunder.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual promises and agreements contained herein, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Collateral Securing obligations. This Stock Pledge Agreement and the collateral hereunder secure the indebtedness of Pledgor to Pledgee in connection with the Promissory Note (including all amendments, extensions, modifications, renewals, restatements and substitutions of and to the Promissory Note). In order to secure the prompt payment and satisfaction of the Promissory Note, Pledgor hereby and herewith delivers, sets over, transfers, assigns, pledges and hypothecates to Pledgee, and grant to Pledgee a continuing security interest in, the following property (collectively, the “Collateral” ):

(a) Ninety percent (90%) of the number of Shares subscribed for and purchased under the Stock Purchase Agreement, together with any and all other shares of the capital stock of Pledgee hereafter acquired by Pledgor, whether as a stock dividend, as a result of or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off, or otherwise acquired;

(b) The stock certificates evidencing such Shares;

(c) All dividends (except cash), liquidating dividends, stock warrants, stock options, stock rights, subscription rights, securities of Pledgee which Pledgor is now or may hereafter be entitled to receive on account of the Collateral.

2. Representations and Warranties. Pledgor represents and warrants as follows:

(a) Pledgor is the beneficial and record owner of the ownership interest and stock certificates of the Collateral, free of all pledges, hypothecations, mortgages, security interests, charges or other encumbrances, except those in favor of Pledgee;

(b) Without obtaining the consent of any other person, body or governmental agency and without violating, breaching or causing a default under any contract, agreement, instrument, judgment, decree, order, statute, rule, regulation or other laws applicable thereto or to which Pledgor is a party or by which Pledgor is bound, Pledgor has full power and authority to execute and deliver this stock Pledge Agreement and to pledge, assign and grant a security interest in and deliver the Collateral and the foregoing are not in violation of or restricted by any restrictive agreement, stop transfer order, any legend appearing on the certificates for Collateral, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any state blue-sky or securities law or any rule or regulation issued under the foregoing acts and laws; and

(c) Pledgee shall have a valid first lien and security interest in the Collateral, free and clear of all other, and subject to no further, pledges, hypothecations, mortgages, security interest, charges or other encumbrances.

3. Covenants. Until the Promissory Note is paid in full, satisfied and discharged, Pledgor covenants to and agrees with Pledgee as follows:

(a) Pledgor shall not sell, assign, deliver, conveyor otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever (except in favor of Pledgee) in or with respect to the Collateral hereunder or any interest therein.

(b) Pledgor shall not consent to the issuance of any additional shares of stock of Pledgee, or the issuance of any warrants, options, stock rights, subscription rights, rights to acquire or any securities convertible or exercisable into the foregoing, unless pledged and delivered to Pledgee hereunder to secure the Promissory Note.

(c) If, at any time hereafter, Pledgor receives or is entitled to receive into his/her possession any dividends (other than cash) or other Collateral, Pledgor shall accept such Collateral as Pledgee’s agent, in trust for Pledgee, and shall, upon receipt, immediately deliver such Collateral to Pledgee in the exact form so received, with any necessary endorsement of Pledgor executed by Pledgor in blank.

(d) Pledgor will, at all times and from time to time, defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of Pledgee and Pledgor shall indemnify and hold Pledgee harmless from any and all such adverse claims and Pledgor shall bear all risk of loss, damage and diminution in value with respect to the Collateral and Pledgor agrees that Pledgee shall have no liability or obligation to Pledgor with respect to, and is hereby released by Pledgor from any of the foregoing.

(e) Pledgor shall not consent to, authorize or approve, whether by voting the Shares or otherwise, any action or inaction constituting a violation or breach of any provisions of the Stock Purchase Agreement or Event of Default under the Promissory Note.

4. Release of Collateral. Upon Pledgee’s receipt of payment of the Promissory Note in full, or a prepayment of a portion of the principal balance under the Promissory Note, Pledgee shall promptly release and deliver to Pledgor all or a proportionate amount of the Collateral, except where Pledgor has elected to pay the Promissory Note by tendering Collateral to the Pledgee for cancellation.

5. Rights and Remedies of Pledgee. The rights and remedies provided herein, in the stock Purchase Agreement and in the Promissory Note are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under the Uniform Commercial Code and any other rights or remedies provided by applicable law. Upon the happening or occurrence of an Event of Default under the Promissory Note which is continuing uncured and unwaived, and at any time thereafter and from time to time, Pledgee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in and then in effect in                     , and in addition, Pledgee shall also have the following rights and remedies:

(a) Upon written notice to Pledgor, Pledgee shall take possession and ownership of any and all Collateral.

(b) Without further notice to Pledgor, Pledgee shall have the right and be entitled to receive cash dividends declared or paid on the Collateral to be applied toward the satisfaction of the Promissory Note.

6. Termination. This Stock Pledge Agreement shall remain and continue in effect from the date hereof until the Promissory Note is fully paid, satisfied and discharged. In the event the Promissory Note is not paid in full when due, Pledgor shall be deemed to have forfeited all right, title and interest in the number of Shares determined in accordance with Section 1.7 of the Stock Purchase Agreement, and this Stock Pledge Agreement shall automatically terminate.

7. Waiver. No course of dealing between Pledgor and Pledgee, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of Pledgee hereunder, under the Stock Purchase Agreement or the Promissory Note thereunder shall operate as a waiver thereof. No waiver by Pledgee of any Event of Default under the Promissory Note or any right or remedy hereunder, under the stock Purchase Agreement or the Promissory Note thereunder shall constitute a waiver of any other event of default, right or remedy of Pledgee, nor of the same event of default, right or remedy on a future occasion.

IN WITNESS WHEREOF, Pledgor and Pledgee have duly executed and delivered this Stock Pledge Agreement as of the date first above written.

Pledgor:

[Company Name]

Attest:	By:

Name:

Title:

Pledgee:

Republic Financial Indemnity Group, Inc.

Attest:	By:

Name:

Title: